Exhibit 99.1

Multi-Color Corporation Announces

Results for First Quarter of Fiscal 2010

SHARONVILLE, OHIO, August 4, 2009 – Multi-Color Corporation (NASDAQ: LABL) announced diluted earnings per share from continuing operations of 32 cents for its first quarter, up 39% from the prior year.

“I am pleased with our ability to improve earnings in an extraordinarily difficult growth environment. Our results reflect the actions we have taken over the past year to aggressively reduce costs which have offset the impact of lower sales volume from reduced consumer spending,” stated Frank Gerace, President and CEO of Multi-Color Corporation.

First quarter highlights included:

•

Net revenues decreased 12% to $69.7 million from $79.5 million due to an 8% decline in sales volume and a 4% unfavorable foreign exchange impact. The continued decline in sales volume is a result of the impact of reduced consumer spending.

•	Gross profit decreased 13% or $2 million due to the decline in volume; however gross margins were maintained at 19% of revenues due to improved operating efficiencies and reductions in fixed costs.

•

Selling, general and administrative (SG&A) expenses decreased 26% or $2.2 million due to reductions in headcount and incentive compensation, and other cost decreases. As a percent of revenues, SG&A expenses were reduced to 9% compared to 11% in the prior year.

•	Operating income increased 2% to $6.7 million from $6.5 million due to lower SG&A expenses. Operating margins increased by 200 basis points to 10% of revenues compared to 8% in the prior year.

•	Interest expense decreased 43% to $1.2 million from $2.1 million due to lower bank debt levels and interest rates.

•	Net income from continuing operations increased by $1.2 million or 40% compared to the prior year.

•	Earnings Per Share (EPS) from continuing operations increased 39% to 32 cents per diluted share from 23 cents in the prior year.

“We continue to take a cautious view for the remainder of the year as consumer spending remains unpredictable and market pricing remains competitive. I am especially impressed with our associates for the actions they are taking to execute our low cost business model. I want to thank them for the positive impact they are having on our Company’s results,” Gerace concluded.

Fiscal Year 2010 First Quarter Earnings Conference Call and Webcast

The Company will hold a conference call on August 4, 2009 at 11:00 a.m. (ET) to discuss the news release. For access to the conference call, please dial 1-888-713-4211 (code 96033379) by 10:45 a.m. (ET). A replay of the conference call will be available at 2:00 p.m. (ET) on August 4, 2009 until midnight (ET) on August 11, 2009, by calling 1-888-286-8010 (code 68401892). In addition, the call will be broadcast over the Internet and can be accessed from a link on the Company’s home page at www.multicolorcorp.com. Listeners should go to the web site prior to the call to register and to download any necessary audio software.

Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PLCUKBURA (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.) Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation, factors discussed in conjunction with a forward-looking statement; changes in general economic and business conditions; the ability to consummate and successfully integrate acquisitions; ability to manage foreign operations; the success and financial condition of the Company’s significant customers; competition; acceptance of new product offerings; changes in business strategy or plans; quality of management; the Company’s ability to maintain an effective system of internal control; availability, terms and development of capital; cost and price changes; raw material cost pressures; availability of raw materials; ability to pass raw material cost increases to its customers; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations, legal proceedings and developments; risk associated with significant leverage; increases in general interest rate levels affecting the Company’s interest costs; and terrorism and political unrest. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Multi-Color (http://www.multicolorcorp.com)

Sharonville, Ohio based Multi-Color Corporation, established in 1916, is a leader in global label solutions supporting the world’s most prominent brands including leading producers of home and personal care, wine and spirits, food and beverage and specialty consumer products. Multi-Color acquired Collotype International Holdings Pty. Ltd. on February 29, 2008. Collotype was established in 1903 in Adelaide, South Australia and is the world’s leading and most awarded pressure sensitive wine & spirits label printer. Multi-Color is the world’s largest producer of in-mold labels and one of the largest producers of pressure sensitive and heat transfer labels and a major manufacturer of high-quality wet glue applied labels and shrink sleeves. Multi-Color has 13 manufacturing locations worldwide; 7 in the U.S., 5 in Australia and 1 in South Africa.

For additional information on Multi-Color, please visit http://www.multicolorcorp.com.

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Multi-Color Corporation

Condensed Consolidated Statements of Income

(in 000’s except per share data) Unaudited

	Three Months Ended
	June 30, 2009	June 30, 2008
Revenues	$69,658	$79,450
Cost of Goods Sold	56,703	64,480

Gross Profit	12,955	14,970
Gross Margin	19%	19%
Selling, General & Administrative	6,280	8,453

Operating Income	6,675	6,517

Other (Income) Expense, net	(136)	(85)
Interest Expense	1,229	2,139

Income from Continuing Operations before Taxes	5,582	4,463
Provision for Taxes	1,597	1,626

Income from Continuing Operations	3,985	2,837
Income (Loss) from Discontinued Operations, Net of Tax	—	(143)

Net Income	$3,985	$2,694

Basic Earnings Per Share:
Income from Continuing Operations	$0.33	$0.23
Income (Loss) from Discontinued Operations	$—	$(0.01)

Basic Earnings Per Share	$0.33	$0.22

Diluted Earnings Per Share:
Income from Continuing Operations	$0.32	$0.23
Income (Loss) from Discontinued Operations	$—	$(0.01)

Diluted Earnings Per Share	$0.32	$0.22

Basic Shares Outstanding	12,201	12,111
Diluted Shares Outstanding	12,298	12,354

	Selected Balance Sheet Information (in 000’s) Unaudited
	June 30, 2009	March 31, 2009
Current Assets	$57,720	$56,052

Total Assets	$273,247	$258,208

Current Liabilities	$42,529	$42,521

Total Liabilities	$150,533	$155,176

Stockholders’ Equity	$122,714	$103,032

Total Debt	$97,714	$102,319

Certain prior year amounts have been reclassified to conform to current year reporting.

For more information, please contact:

Dawn H. Bertsche

Senior Vice President-Finance and Chief Financial Officer

Multi-Color Corporation, (513) 345-1108